[LOGO]SCHRODERS

--------------------------------------------------------------------------------
PROSPECTUS
JANUARY 28, 2002

SCHRODER MUTUAL FUNDS
Investor Shares



This Prospectus describes eight mutual funds offered by Schroder Capital Funds (Delaware) and Schroder Series Trust (each a "Trust"). Schroder Investment Management North America Inc. ("Schroder") manages the Funds.


    SCHRODER EMERGING MARKETS FUND seeks long-term capital appreciation through investment principally in equity securities of companies in emerging market countries in regions such as Asia, Latin America, Eastern Europe, the Middle East, and Africa.

    SCHRODER INTERNATIONAL FUND seeks long-term capital appreciation through investment in securities markets outside the United States.

    SCHRODER INTERNATIONAL SMALLER COMPANIES FUND seeks long-term capital appreciation through investment in securities markets outside the United States. The Fund invests in equity securities of companies with market capitalizations of $2.2 billion or less.

    SCHRODER MIDCAP VALUE FUND seeks long-term capital appreciation. The Fund invests principally in equity securities of mid-cap companies (companies with market capitalizations of between $1 and $10 billion).

    SCHRODER SMALL CAPITALIZATION VALUE FUND seeks capital appreciation. The Fund invests principally in equity securities of companies with small market capitalizations (generally less than $2.2 billion).

    SCHRODER ULTRA FUND seeks long-term capital appreciation. The Fund typically invests in a diversified portfolio of common stocks Schroder believes offer the potential for capital appreciation. The Fund may invest in securities issued by companies in any industry sector or of any size, although Schroder currently expects that a substantial portion of the Fund's assets will be invested in securities of companies with market capitalizations of $500 million or less. (Shares of Schroder Ultra Fund are not currently being offered to the public generally, and may be purchased only by existing shareholders and by employees of Schroder Investment Management North America Inc. and its affiliates.)

    SCHRODER U.S. LARGE CAP EQUITY FUND seeks growth of capital. The Fund invests principally in equity securities of companies in the United States.


    SCHRODER U.S. SMALLER COMPANIES FUND seeks capital appreciation. The Fund invests in equity securities of companies in the United States with market capitalizations of $2.2 billion or less.



You can call the Schroder Mutual Funds at (800) 464-3108 to find out more about these Funds and other funds in the Schroder family.

This Prospectus explains what you should know about the Funds before you invest. Please read it carefully.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS


                                                           PAGE
                                                           ----
SUMMARY INFORMATION .....................................     3
  Schroder Emerging Markets Fund ........................     3
  Schroder International Fund ...........................     5
  Schroder International Smaller Companies Fund .........     7
  Schroder MidCap Value Fund ............................     8
  Schroder Small Capitalization Value Fund ..............    10
  Schroder Ultra Fund ...................................    11
  Schroder U.S. Large Cap Equity Fund ...................    13
  Schroder U.S. Smaller Companies Fund ..................    14
FEES AND EXPENSES .......................................    15
OTHER INVESTMENT STRATEGIES AND RISKS ...................    17
MANAGEMENT OF THE FUNDS .................................    23
HOW THE FUNDS' SHARES ARE PRICED ........................    24
HOW TO BUY SHARES .......................................    25
HOW TO SELL SHARES ......................................    27
EXCHANGES ...............................................    28
DIVIDENDS AND DISTRIBUTIONS .............................    29
TAXES ...................................................    29
FINANCIAL HIGHLIGHTS ....................................    30
ACCOUNT APPLICATION .....................................   A-1
PRIVACY STATEMENT .......................................   B-1

SUMMARY INFORMATION
The Funds offered by Schroder Capital Funds (Delaware) and Schroder Series Trust provide a broad range of investment choices. This summary identifies each Fund's investment objective, principal investment strategies, and principal risks.



The summary for each Fund includes a bar chart that shows how the investment returns of that Fund's Investor Shares have varied from year to year by setting forth returns for each of its last ten full calendar years of operation (or for such full calendar years since the Fund commenced operations, if shorter). The table following each bar chart shows how the Fund's average annual returns for the last year, for the last five years, and for the last ten years or the life of the Fund (as applicable), compare to a broad-based securities market index. The bar chart and table provide some indication of the risks of investing in a Fund by showing the variability of the Fund's returns and comparing the Fund's performance to a broad measure of market performance. PAST PERFORMANCE IS NOT NECESSARILY AN INDICATION OF FUTURE PERFORMANCE. It is possible to lose money on investments in the Funds. References in any of the discussions of the Funds' investment policies below to 80% of a Fund's "net assets" refer to that percentage of the aggregate of the Fund's net assets and the amount, if any, of borrowings by the Fund for investment purposes.



SCHRODER EMERGING MARKETS FUND

-  INVESTMENT OBJECTIVE. To seek long-term capital appreciation.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests at least 80% of its net assets in equity securities of companies determined by Schroder to be "emerging market" issuers. The Fund may invest the remainder of its assets in securities of issuers located anywhere in the world. The Fund invests in a variety of equity securities, including common and preferred stocks, securities convertible into common and preferred stocks, and warrants to purchase common and preferred stocks.

   The Fund invests principally in equity securities of issuers domiciled or doing business in "emerging market" countries in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa. "Emerging market" countries are countries not included at the time of investment in the Morgan Stanley International World Index of major world economies. Countries currently in this Index include: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong SAR, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. Schroder may at times determine based on its own analysis that an economy included in the Index should nonetheless be considered an emerging market country, in which case that country would constitute an emerging market country for purposes of the Fund's investments. Schroder has determined, based on an analysis of current economic and political factors pertaining to Hong Kong SAR, that Hong Kong SAR should be considered as an emerging market country for purposes of the Fund's eligible investments. There is no limit on the amount of the Fund's assets that may be invested in securities of issuers domiciled in any one emerging market country, although the Fund normally will invest in at least three countries other than the United States.



   The Fund invests in issuers and countries that Schroder believes offer the potential for capital growth. In identifying candidates for investment, Schroder considers a variety of factors, including the issuer's likelihood of above average earnings growth, the securities' attractive relative valuation, and whether the issuer has any proprietary advantages. In addition, Schroder considers the risk of local political and/or economic instability associated with particular countries and regions and the liquidity of local markets. The Fund generally sells securities when they reach fair valuation or when significantly more attractive investment candidates become available.

   The Fund also may do the following:

      - Invest in securities of closed-end investment companies that invest primarily in foreign securities, including securities of emerging market issuers.

      - Invest up to 20% of its assets in debt securities, including lower quality, high yielding debt securities (sometimes referred to as "high yield" or "junk" bonds), which entail certain risks.



      - Invest up to 5% of its assets in sovereign debt securities that are in default.

 - PRINCIPAL RISKS.

      - Emerging Markets. The Fund may invest in "emerging market" countries whose securities markets may experience heightened levels of volatility. The risks of investing in emerging markets include greater political and economic uncertainties than in foreign developed markets, currency transfer restrictions, a more limited number of potential buyers, and an emerging market country's dependence on revenue from particular commodities or international aid. Additionally, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages or protections of markets or legal systems available in more developed countries. Emerging market countries may experience extremely high levels of inflation, which may adversely affect those countries' economies, currencies, and securities markets. Also, emerging market issuers are often smaller and less well-known than larger, more widely held companies and involve certain special risks associated with smaller capitalization companies.

      - Foreign Securities. Investments in foreign securities entail risks not present in domestic investments including, among others, risks related to political or economic instability, currency exchange, and taxation.

      - Geographic Concentration. To the extent that the Fund invests a substantial amount of its assets in one country, it will be more susceptible to the political and economic developments and market fluctuations in that country than if it invested in a more geographically diversified portfolio.

      - Non-Diversified Mutual Fund. The Fund is a "non-diversified" mutual fund, and will invest its assets in a more limited number of issuers than may diversified investment companies. To the extent the Fund focuses on fewer issuers, its risk of loss increases if the market value of a security declines or if an issuer is not able to meet its obligations.

      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

      - Fixed-Income Securities. The Fund may invest in fixed-income securities, which are subject to market risk (the fluctuation of market value in response to changes in interest rates) and to credit risks (the risk that the issuer may become unable or unwilling to make timely payments of principal and interest).

      - High-Yield/Junk Bonds. Securities rated below investment grade ("high-yield bonds" or "junk bonds") lack outstanding investment characteristics and have speculative characteristics and are subject to greater credit and market risks than higher-rated securities. The lower ratings of junk bonds reflect a greater possibility that adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may become more volatile.

               SCHRODER EMERGING MARKETS FUND -- INVESTOR SHARES

                                  [BAR CHART]

Annual Return



          -16.53%         79.87%         -33.91%          -6.52%

           1998           1999             2000            2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 29.54% for the quarter ended June 30, 1999, and the lowest was -24.95% for the quarter ended September 30, 2001.




------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                                             ONE          LIFE OF FUND
(FOR PERIODS ENDED DECEMBER 31, 2001)                                    YEAR       (SINCE 10/31/97)
------------------------------------------------------------------------------------------------------
 Schroder Emerging Markets Fund                                         -6.52%           -1.67%
------------------------------------------------------------------------------------------------------
 Morgan Stanley Capital International Emerging Markets Free Index*      -2.37%           -3.65%
------------------------------------------------------------------------------------------------------




* The Morgan Stanley Capital International Emerging Markets Free Index is an unmanaged, market capitalization index of companies representative of the market structure of 25 emerging countries in Europe, the Middle East, Africa, Latin America and Asia. The Index reflects actual buyable opportunities for the non-domestic investor by taking into account local market restrictions on share ownership by foreigners. For periods prior to November 30, 1998, returns represent the MSCI EMF Index (ex-Malaysia).



SCHRODER INTERNATIONAL FUND

- INVESTMENT OBJECTIVE. Long-term capital appreciation through investment in securities markets outside the United States.

- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests at least 65% of its total assets in equity securities of companies domiciled outside of the United States, and will invest in securities of companies domiciled in at least three countries other than the United States. The Fund invests in a variety of equity securities, including common and preferred stocks, securities convertible into common and preferred stocks, and warrants to purchase common and preferred stocks.

   The Fund normally invests a substantial portion of its assets in countries included in the Morgan Stanley Capital International EAFE Index, which is a market weighted index of companies representative of the market structure of certain developed market countries in Europe, Australia, Asia, and the Far East.

   The Fund invests in issuers that Schroder believes offer the potential for capital growth. In identifying candidates for investment, Schroder considers a variety of factors, including the issuer's likelihood of above average earnings growth, the securities' attractive relative valuation, and whether the issuer has any proprietary advantages. The Fund generally sells securities when they reach fair valuation or when significantly more attractive investment candidates become available.

   The Fund also may do the following:

       - Invest in securities of issuers domiciled or doing business in "emerging market" countries.

       - Invest in securities of closed-end investment companies that invest primarily in foreign securities.

-  PRINCIPAL RISKS.

      - Foreign Securities. Investments in foreign securities entail risks not present in domestic investments including, among others, risks related to political or economic instability, currency exchange, and taxation.

      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

      - Geographic Concentration. There is no limit on the amount of the Fund's assets that may be invested in securities of issuers domiciled in any one country, although the Fund will normally invest in at least three countries other than the United States. To the extent that the Fund invests a substantial amount of its assets in one country, it will be more susceptible to the political and economic developments and market fluctuations in that country than if it invested in a more geographically diversified portfolio.

      - Emerging Markets. The Fund may invest in "emerging market" countries whose securities markets may experience heightened levels of volatility. The risks of investing in emerging markets include greater political and economic uncertainties than in foreign developed markets, currency transfer restrictions, a more limited number of potential buyers, and an emerging market country's dependence on revenue from particular commodities or international aid. Additionally, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages or protections of markets or legal systems available in more developed countries. Emerging market countries may experience extremely high levels of inflation, which may adversely affect those countries' economies, currencies, and securities markets. Also, emerging market issuers are often smaller and less well-known than larger, more widely held companies, and involve certain special risks associated with smaller capitalization companies.

                SCHRODER INTERNATIONAL FUND -- INVESTOR SHARES

                                  [BAR CHART]

Annual Return



  -4.01%  45.72%  -0.27%  11.57%  9.93%  3.34%  13.52%  30.99%  -2.29%  -25.81%

   1992    1993    1994    1995   1996   1997    1998    1999    2000     2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 21.57% for the quarter ended December 31, 1999, and the lowest was -16.72% for the quarter ended March 31, 2001.




-------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                            ONE          FIVE          TEN
(FOR PERIODS ENDED DECEMBER 31, 2001)                   YEAR         YEARS        YEARS
-------------------------------------------------------------------------------------------
 Schroder International Fund                           -25.81%       2.18%        6.66%
-------------------------------------------------------------------------------------------
 Morgan Stanley Capital International EAFE Index*      -21.32%       0.99%        5.29%
-------------------------------------------------------------------------------------------


* The Morgan Stanley Capital International EAFE Index is a market weighted index composed of companies representative of the market structure of certain developed market countries in Europe, Australia, Asia, and the Far East, and reflects dividends net of non-recoverable withholding tax.

SCHRODER INTERNATIONAL SMALLER COMPANIES FUND

- INVESTMENT OBJECTIVE. Long-term capital appreciation through investment in securities markets outside the United States.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests at least 65% of its total assets in equity securities of smaller companies. (with market capitalizations of $2.2 billion or less measured at the time of investment) domiciled outside the United States. The Fund invests in a variety of equity securities, including common and preferred stocks, securities convertible into common and preferred stocks, and warrants to purchase common and preferred stocks.



   In selecting investments for the Fund, Schroder considers a number of factors, including the company's potential for long-term growth, financial condition, sensitivity to cyclical factors, the relative value of the company's securities (compared to that of other companies and to the market as a whole), and the extent to which the company's management owns equity in the company. The Fund will invest in securities of issuers domiciled in at least three countries other than the United States, and may, although it does not currently, invest in the securities of issuers domiciled or doing business in emerging market countries. The Fund generally sells securities when they reach fair valuation or when significantly more attractive investment candidates become available.

   The Fund invests in small capitalization companies that Schroder believes offer the potential for capital growth. In doing so, Schroder considers, among other things, an issuer's likelihood of above average earnings growth, the securities' attractive relative valuation, and whether the issuer has any proprietary advantages.

   The Fund also may do the following:

      - Invest in closed-end investment companies that invest primarily in foreign securities.

      - Invest in securities of issuers domiciled or doing business in emerging market countries.

-  PRINCIPAL RISKS.

      - Foreign Securities. Investments in foreign securities entail risks not present in domestic investments including, among others, risks related to political or economic instability, currency exchange, and taxation.



      - Small Companies. The Fund invests principally in small companies, which tend to be more vulnerable to adverse developments than larger companies. Small companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade infrequently and in limited volumes. As a result, the prices of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about small companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.



      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

      - Geographic Concentration. There is no limit on the amount of the Fund's assets that may be invested in securities of issuers domiciled in any one country, although the Fund will normally invest in at least three countries other than the United States. To the extent that the Fund invests a substantial amount of its assets in one country, it will be more susceptible to the political and economic developments and market fluctuations in that country than if it invested in a more geographically diversified portfolio.

        SCHRODER INTERNATIONAL SMALLER COMPANIES FUND -- INVESTOR SHARES

                                  [BAR CHART]

 Annual Return



        -14.13%      25.98%        90.29%        -2.68%     -22.52%

         1997         1998          1999          2000        2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 26.32% for the quarter ended December 31, 1999, and the lowest was -20.31% for the quarter ended September 30, 2001.




----------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                              ONE           FIVE        LIFE OF FUND
(FOR PERIODS ENDED DECEMBER 31, 2001)                     YEAR          YEARS      (SINCE 11/4/96)
----------------------------------------------------------------------------------------------------
 Schroder International Smaller Companies Fund           -22.52%         9.19%          8.73%
----------------------------------------------------------------------------------------------------
 Salomon Smith Barney Extended Market Index (EPAC)*      -16.38%        -1.31%         -1.41%
----------------------------------------------------------------------------------------------------


* The Salomon Smith Barney Extended Market Index (Europe Pacific Basin Countries) (EMI EPAC) is an unmanaged index representing the portion of the Salomon Smith Barney Broad Market Index related to companies with small index capitalization in approximately 22 European and Pacific Basin countries. The Salomon Smith Barney EMI EPAC represents the smallest companies in each country based on total market capital having in the aggregate 20% of the cumulative available market capital in such country.

SCHRODER MIDCAP VALUE FUND

-  INVESTMENT OBJECTIVE. To seek long-term capital appreciation.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests at least 80% of its net assets in equity securities of mid-cap companies, as defined by Schroder. For these purposes, Schroder currently considers mid-cap companies to be those with market capitalizations of between $1 billion and $10 billion measured at the time of investment. The Fund invests in a variety of equity securities, including common and preferred stocks, and warrants to purchase common and preferred stocks.



   Under normal circumstances, the Fund invests primarily in equity securities Schroder believes to be undervalued relative to similar companies, to the equity markets overall, or to their own historical market valuations. In selecting securities for the Fund, Schroder seeks to identify undervalued companies that may possess, among other characteristics, above average financial quality, strong management, and dominance in a niche market or a strong position in a larger market. The Fund will normally invest in no more than 50 companies.

-  PRINCIPAL RISKS.



      - Mid-Cap Companies. The Fund invests principally in mid-cap companies, which tend to be more vulnerable to adverse developments than larger companies (though often less so than small companies). Like small companies (although often to a lesser degree), mid-cap companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade infrequently and in limited volumes. As a result, the price of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about mid-cap companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.

      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

      - Value Securities. A principal strategy of the Fund is to invest in securities of companies Schroder believes to be undervalued. These companies may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor. If Schroder's assessment of a company's prospects proves wrong or is not recognized by the market, the price of its securities may decline or may not approach the value that Schroder anticipates.

                 SCHRODER MIDCAP VALUE FUND -- INVESTOR SHARES

                                  [BAR CHART]


Annual Return


               2.19%         8.26%          18.22%         -0.47%

               1998          1999            2000           2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 24.26% for the quarter ended December 31, 1998, and the lowest was -22.19% for the quarter ended September 30, 1998.




-------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                ONE         LIFE OF FUND
(FOR PERIODS ENDED DECEMBER 31, 2001)       YEAR       (SINCE 8/1/97)
-------------------------------------------------------------------------
Schroder MidCap Value Fund                 -0.47%          7.80%
-------------------------------------------------------------------------
Standard & Poor's Midcap 400 Index*        -0.60%         12.76%
-------------------------------------------------------------------------
Russell Midcap Value Index**                2.33%          7.98%
-------------------------------------------------------------------------




* The Standard & Poor's Midcap 400 Index is a market-value weighted composite index of 400 stocks in the middle capitalization sector of the U.S. equities market.

** The Frank Russell Company produces a series of equity indices. All indices are market cap-weighted and are subsets of the Russell 3000 Index, which is comprised of the 3000 largest U.S. companies and represents approximately 98% of the investible U.S. equity market. In addition to indices that are solely based on market capitalization criteria, Russell also produces indices that segment the market cap indices into growth and value style indices that are based on price-to-book values and forecasted long-term growth values.

   The Russell Midcap Value Index measures the performance of companies in the Russell Midcap Index (the smallest 800 stocks of the Russell 1000 Index) with lower price-to-book ratios and lower forecasted growth values.

SCHRODER SMALL CAPITALIZATION VALUE FUND

-  INVESTMENT OBJECTIVE. To seek capital appreciation.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests at least 80% of its net assets in equity securities of companies with small market capitalizations, as defined by Schroder. For these purposes, Schroder currently considers small capitalization companies to be those with market capitalizations of less than $2.2 billion measured at the time of investment. The Fund invests in a variety of equity securities, including common and preferred stocks, and warrants to purchase common and preferred stocks.



   Under normal circumstances, the Fund invests primarily in equity securities Schroder believes to be undervalued relative to similar companies, to the equity markets overall, or to their own historical market valuations. In selecting securities for the Fund, Schroder seeks to identify undervalued companies that may possess, among other characteristics, above average financial quality, strong management, and dominance in a niche market or a strong position in a larger market. The Fund will normally invest in no more than 50 companies.

-  PRINCIPAL RISKS.



      - Small Companies. The Fund invests principally in small companies, which tend to be more vulnerable to adverse developments than larger companies. Small companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade infrequently and in limited volumes. As a result, the price of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about small companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.



      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

      - Value Securities. A principal strategy of the Fund is to invest in securities of companies Schroder believes to be undervalued. These companies may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor. If Schroder's assessment of a company's prospects proves wrong or is not recognized by the market, the price of its securities may decline or may not approach the value that Schroder anticipates.

          SCHRODER SMALL CAPITALIZATION VALUE FUND -- INVESTOR SHARES


                                  [BAR CHART]


Annual Return



      23.39%      23.91%    32.13%  -6.19%    4.81%    32.90%     0.29%

       1995        1996      1997    1998      1999     2000       2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 22.24% for the quarter ended June 30, 1999, and the lowest was -19.42% for the quarter ended September 30, 1998.

-----------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                   ONE          FIVE        LIFE OF FUND
(FOR PERIODS ENDED DECEMBER 31, 2001)          YEAR         YEARS      (SINCE 2/16/94)
-----------------------------------------------------------------------------------------
Schroder Small Capitalization Value Fund      0.29%       11.61%          12.42%
-----------------------------------------------------------------------------------------
Russell 2000 Index*                           2.49%        7.52%           9.56%
-----------------------------------------------------------------------------------------
Russell 2000 Value Index*                    14.02%       11.21%          12.19%
-----------------------------------------------------------------------------------------


* The Frank Russell Company produces a series of equity indices. All indices are market cap-weighted and are subsets of the Russell 3000 Index, which is comprised of the 3000 largest U.S. companies and represents approximately 98% of the investible U.S. equity market. In addition to indices that are solely based on market capitalization criteria, Russell also produces indices that segment the market cap indices into growth and value style indices that are based on price-to-book values and forecasted growth values.



   The Russell 2000 Index measures the performance of the 2000 smallest companies in the Russell 3000 Index.

   The Russell 2000 Value Index measures the performance of those Russell 2000 Index Companies with lower price-to-book ratios and lower forecasted growth values.

SCHRODER ULTRA FUND

Shares of Schroder Ultra Fund are not currently being offered to the public generally, and may be purchased only by existing shareholders and by employees of Schroder and its affiliates.



-  INVESTMENT OBJECTIVE. Long-term capital appreciation.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund typically invests in a diversified portfolio of common stocks that Schroder believes offers the potential for capital appreciation. The Fund pursues an aggressive trading strategy by investing in securities issued by companies in any industry sector or of any size. Schroder currently expects that a substantial portion of the Fund's assets will normally be invested in securities of companies with market capitalizations of $500 million or less (sometimes referred to as "micro cap" companies).

   Schroder seeks to identify securities of companies that it believes offer the potential for capital appreciation, based on novel, superior or niche products or services, operating characteristics, quality of management, an entrepreneurial management team, their having gone public in recent years, opportunities provided by mergers, divestitures or new management, or other factors. The Fund may invest in securities of small, unseasoned companies, as well as securities of more established companies.

   The Fund may buy put options on securities or sell securities short if Schroder believes that those securities are likely to decline in value. The Fund may also buy call or put options or buy or sell futures contracts on market indexes if Schroder expects a general increase or decrease in the values of securities within a market sector or of securities generally.



   The Fund has an active trading strategy which may lead to high levels of portfolio turnover and correspondingly higher Fund expenses and tax liability for shareholders.



   The Fund may, at times, hold a substantial portion of its assets in cash, either pending investment or if Schroder believes that market conditions warrant.



   The Fund also may do the following:



      - Purchase securities of a company in the company's initial public offering of securities.

      - Invest in closed-end investment companies and in exchange-traded mutual funds.



-  PRINCIPAL RISKS.

      - Small Companies. The Fund typically invests a substantial portion of its assets in micro cap companies, and is therefore particulary sensitive to the risks associated with small companies. Small companies tend to be more vulnerable to adverse developments than larger companies. Small companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade less frequently and in limited volumes.

         As a result, the prices of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about small companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earning potential or assets.

      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect U.S. equities markets generally or particular companies in the portfolio.



      - Initial Public Offerings (IPOs). The Fund may purchase securities of companies in initial public offerings of their securities. Such investments are subject generally to the risks described above under "Small Companies." Such securities have no trading history, and information about such companies may be available for very limited periods. Under certain market conditions, very few companies, if any, may determine to make initial public offerings of their securities. The investment performance of the Fund during periods when it is unable to invest significantly or at all in initial public offerings may be lower than during periods when the Fund is able to do so. The prices of securities sold in initial public offerings can be highly volatile. During certain of the periods covered in the bar chart and table below, the Fund invested in a significant number of IPOs.

      - Derivatives/Short Sales. The Fund is subject to the risks associated with investments in derivative instruments and short sales, including the risk that a derivative instrument or short sale may not work as intended due to unanticipated developments in market conditions or other causes, or that the other party to the transaction will be unable to meet its obligations or that the Fund will be unable to close out the position at a particular time or at an acceptable price. It is also possible that the Fund will incur a loss in connection with a derivative or short-sale transaction because the price of the derivative or the security or index on which it is based does not move in the direction, or in the amounts, anticipated by Schroder.



                    SCHRODER ULTRA FUND -- INVESTOR SHARES+


                                  [BAR CHART]


Annual Return



           63.04%         94.92%           148.29%         73.46%

            1998           1999             2000            2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 41.63% for the quarter ended March 31, 2000, and the lowest was -2.85% for the quarter ended September 30, 1998.




--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                   ONE          LIFE OF FUND
(FOR PERIODS ENDED DECEMBER 31, 2001)         YEAR        (SINCE 10/15/97)
--------------------------------------------------------------------------------
 Schroder Ultra Fund                         73.46%            89.53%
--------------------------------------------------------------------------------
 Russell 2000 Index*                          2.49%             2.60%
--------------------------------------------------------------------------------


* The Russell 2000 Index is a market capitalization weighted broad based index of 2000 small capitalization U.S. companies.

+ Effective March 1, 2001, the Fund changed its name and certain investment limits under its principal investment strategies. Although the portfolio manager is currently managing the Fund in a manner substantially similar to the way the Fund was managed in prior periods, the performance results shown in the bar chart and table above would not necessarily have been achieved under the Fund's current policies.

SCHRODER U.S. LARGE CAP EQUITY FUND


-  INVESTMENT OBJECTIVE. To seek growth of capital.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests substantially all of its assets in equity securities of large capitalization companies in the United States. Currently, Schroder considers large capitalization companies to be companies with market capitalizations of more than $5 billion measured at the time of investment. The Fund invests in a variety of equity securities including common and preferred stocks and warrants to purchase common and preferred stocks.



   The Fund may invest in companies that Schroder believes offer the potential for capital growth. For example, the Fund may invest in companies whose earnings are believed to be in a relatively strong growth trend, companies with a proprietary advantage, or companies that are in industry segments that are experiencing rapid growth. The Fund also may invest in companies in which significant further growth is not anticipated but whose market value per share is thought to be undervalued. The Fund may invest in relatively less well-known companies that meet any of these characteristics or other characteristics identified by Schroder.

-  PRINCIPAL RISKS.

      - Equity Securities. The principal risks of investing in the Fund include the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect U.S. equities markets generally or particular companies in the portfolio.

            SCHRODER U.S. LARGE CAP EQUITY FUND -- INVESTOR SHARES


                                  [BAR CHART]




15.23%  12.50%  -5.18%  28.03%  21.48%  23.33%  21.48%  30.91%  -5.84%  -16.45%

 1992    1993    1994    1995    1996    1997    1998    1999    2000     2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 26.48% for the quarter ended December 31, 1998, and the lowest was -15.95% for the quarter ended September 30, 2001.




-----------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS               ONE          FIVE          TEN
(FOR PERIODS ENDED DECEMBER 31, 2001)      YEAR         YEARS        YEARS
-----------------------------------------------------------------------------
Schroder U.S. Large Cap Equity Fund      -16.45%        9.14%        11.47%
-----------------------------------------------------------------------------
Standard & Poor's 500 Index*             -11.88%       10.70%        12.93%
-----------------------------------------------------------------------------


* The Standard & Poor's 500 Index is a market value weighted composite index of 500 large capitalization U.S. companies and reflects the reinvestment of dividends.

SCHRODER U.S. SMALLER COMPANIES FUND

-  INVESTMENT OBJECTIVE. To seek capital appreciation.



- PRINCIPAL INVESTMENT STRATEGIES. The Fund normally invests at least 65% of its total assets in equity securities of companies in the United States that have market capitalizations of $2.2 billion or less measured at the time of investment. The Fund also may invest in equity securities of larger companies and in debt securities, if Schroder believes such investments are consistent with the Fund's investment objective.

   Schroder seeks to identify securities of companies that it believes offer the potential for capital appreciation, based on novel, superior or niche products or services, operating characteristics, quality of management, an entrepreneurial management team, their having gone public in recent years, opportunities provided by mergers, divestitures or new management, or other factors.



-  PRINCIPAL RISKS.

      - Small Companies. The Fund invests primarily in small companies, which tend to be more vulnerable to adverse developments than larger companies. Small companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade less frequently and in limited volumes. As a result, the prices of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about small companies or less market interest in their securities as compared to larger companies, and it may take longer for the price of the securities to reflect the full value of their issuers' earnings potential or assets.

      - Equity Securities. Another risk of investing in the Fund is the risk that the value of the equity securities in the portfolio will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect U.S. equities markets generally or particular companies in the portfolio.

            SCHRODER U.S. SMALLER COMPANIES FUND -- INVESTOR SHARES

                                  [BAR CHART]

Annual Return


   4.45%    49.08%    22.29%    26.86%   -9.23%    31.22%   13.10%    11.56%

   1994      1995      1996      1997     1998      1999     2000      2001

                                Calendar Year End



During the periods shown above, the highest quarterly return was 18.60% for the quarter ended June 30, 1997, and the lowest was -23.27% for the quarter ended September 30, 1998.


------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                ONE          FIVE        LIFE OF FUND
(FOR PERIODS ENDED DECEMBER 31, 2001)       YEAR         YEARS      (SINCE 8/6/93)
------------------------------------------------------------------------------------
Schroder U.S. Smaller Companies Fund       11.56%       13.78%          18.18%
------------------------------------------------------------------------------------
Russell 2000 Index*                         2.49%        7.52%          10.45%
------------------------------------------------------------------------------------

* The Russell 2000 Index is a market capitalization weighted broad based index of 2000 small capitalization U.S. companies.

FEES AND EXPENSES

THESE TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD INVESTOR SHARES OF THE FUNDS.

SHAREHOLDER FEES (paid directly from your investment):

        Maximum Sales Load Imposed on Purchases ....................    None
        Maximum Deferred Sales Load ................................    None
        Maximum Sales Load Imposed on Reinvested Dividends .........    None
        Redemption Fee:
           Schroder International Fund .............................    2.00%(1)
           All Other Funds .........................................    None
        Exchange Fee ...............................................    None

(1) Shares of Schroder International Fund held for three months or less are subject to a redemption fee of 2.00%. The fee applies only to shares of the Fund purchased on or after November 1, 2000.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets):

                                                          SCHRODER
                         SCHRODER                      INTERNATIONAL
                         EMERGING         SCHRODER        SMALLER
                          MARKETS      INTERNATIONAL     COMPANIES
                           FUND             FUND            FUND
                           ----             ----            ----
 Management
  Fees(1) ..........         1.25%           0.73%           1.10%
 Distribution
  (12b-1) Fees .....        None             None            None
 Other
  Expenses(1) ......         1.13            0.68            1.09
                         --------         -------         -------
 Total Annual
  Fund
  Operating
  Expenses .........         2.38            1.41            2.19
 Fee Waiver and/
  or Expense
  Limitation .......        (0.68)(2)       (0.16)(2)       (0.69)(2)
                         --------         -------         -------
 Net Expenses ......         1.70(2)         1.25(2)         1.50(2)

                                          SCHRODER                  SCHRODER
                         SCHRODER           SMALL                  U.S. LARGE     SHRODER
                          MIDCAP       CAPITALIZATION   SCHRODER       CAP      U.S. SMALLER
                           VALUE            VALUE         ULTRA      EQUITY      COMPANIES
                           FUND             FUND          FUND        FUND          FUND
                           ----             ----          ----        ----          ----
 Management
  Fees(1) ..........         0.90%            0.95%         1.50%       0.75%        0.75%
 Distribution
  (12b-1) Fees .....         None             None          None        None         None
 Other
  Expenses(1) ......         2.53             0.71          0.53        1.01         1.08
                         --------          -------         -----       -----        -----
 Total Annual
  Fund
  Operating
  Expenses .........         3.43             1.66          2.03        1.76         1.83
 Fee Waiver and/
  or Expense
  Limitation .......        (2.08)(2)          N/A           N/A         N/A          N/A
                         --------          -------         -----       -----        -----
 Net Expenses ......         1.35(2)          1.66          2.03        1.76         1.83



(1) Management Fee for each Fund include all fees payable to Schroder and its affiliates for investment advisory and fund administration services. The Funds also pay administrative or sub-administrative fees directly to SEI Investments Mutual Funds Services, and those fees are included under "Other Expenses".

(2) The Net Expenses shown for the noted Funds reflect the effect of contractually imposed expense limitations and/or fee waivers, in effect through October 31, 2002, on the Total Annual Fund Operating Expenses of the Funds.

EXAMPLE

This Example is intended to help you compare the cost of investing in a Fund with the cost of investing in other mutual funds.



The Example assumes that you invest $10,000 in Investor Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses for each year are the same as the Fund's Total Annual Fund Operating Expenses shown on the previous page (except, in the first year, the operating expenses are the same as the Fund's Net Expenses shown on the previous page). Your actual costs may be higher or lower. Based on these assumptions, your costs would be:





                                                    1 YEAR     3 YEARS     5 YEARS     10 YEARS
                                                    ------     -------     -------     --------
Schroder Emerging Markets Fund*                      $174        $685      $1,221      $2,688
Schroder International Fund*                         $128        $433      $  760      $1,686
Schroder International Smaller Companies Fund*       $154        $625      $1,122      $2,490
Schroder MidCap Value Fund*                          $138        $872      $1,628      $3,619
Schroder Small Capitalization Value Fund             $170        $527      $  909      $1,978
Schroder Ultra Fund                                  $208        $643      $1,103      $2,376
Schroder U.S. Large Cap Equity Fund                  $180        $559      $  962      $2,087
Schroder U.S. Smaller Companies Fund                 $188        $581      $  998      $2,163




* Assuming for all periods that the operating expenses of the following Funds remain the same as Net Expenses set forth on the previous page, based on the other assumptions described above, your costs would be as follows for 1 year, 3 years, 5 years, and 10 years, respectively:

   Schroder Emerging Markets Fund -- $174, $540, $930, and $2,021. Schroder International Fund -- $128, $399, $690, and $1,518.
   Schroder International Smaller Companies Fund -- $154, $477, $824, and
   $1,801.
   Schroder MidCap Value Fund -- $138, $430, $744, and $1,632.

OTHER INVESTMENT STRATEGIES AND RISKS

A Fund may not achieve its objective in all circumstances. The following provides more detail about the Funds' principal risks and the circumstances which could adversely affect the value of a Fund's shares or its total return or yield. It is possible to lose money by investing in the Funds.

RISKS OF INVESTING IN THE FUNDS



      - Foreign Securities and Currencies. Except as otherwise noted in this Prospectus, there is no limit on the amount of a Fund's assets that may be invested in foreign securities. Schroder International, Schroder Emerging Markets, and Schroder International Smaller Companies Funds invest substantial portions of their assets in foreign securities. Investments in foreign securities entail certain risks. There may be a possibility of nationalization or expropriation of assets, confiscatory taxation, political or financial instability, and diplomatic developments that could affect the value of a Fund's investments in certain foreign countries. Since foreign securities normally are denominated and traded in foreign currencies, the value of the Fund's assets may be affected favorably or unfavorably by currency exchange rates, currency exchange control regulations, foreign withholding taxes, and restrictions or prohibitions on the repatriation of foreign currencies. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of a Fund's assets held abroad) and expenses not present in the settlement of domestic investments.



         In addition, legal remedies available to investors in certain foreign countries may be more limited than those available to investors in the United States or in other foreign countries. The willingness and ability of foreign governmental entities to pay principal and interest on government securities depends on various economic factors, including the issuer's balance of payments, overall debt level, and cash-flow considerations related to the availability of tax or other revenues to satisfy the issuer's obligations. If a foreign governmental entity defaults on its obligations on the securities, a Fund may have limited recourse available to it. The laws of some foreign countries may limit a Fund's ability to invest in securities of certain issuers located in those countries.

         If a Fund purchases securities denominated in foreign currencies, a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of the Fund's assets and the Fund's income available for distribution. Officials in foreign countries may from time to time take actions in respect of their currencies which could significantly affect the value of a Fund's assets denominated in those currencies or the liquidity of such investments. For example, a foreign government may unilaterally devalue its currency against other currencies, which would typically have the effect of reducing the U.S. dollar value of investments denominated in that currency. A foreign government may also limit the convertibility or repatriation of its currency or assets denominated in its currency, which would adversely affect the U.S. dollar value and liquidity of investments denominated in that currency. In addition, although at times most of a Fund's income may be received or realized in these currencies, the Fund will be required to compute and distribute its income in U.S. dollars. As a result, if the exchange rate for any such currency declines after the Fund's income has been earned and translated into U.S. dollars but before payment to shareholders, the Fund could be required to liquidate portfolio securities to make such distributions. Similarly, if a Fund incurs an expense in U.S. dollars and the exchange rate declines before the expense is paid, the Fund would have to convert a greater amount of U.S. dollars to pay for the expense at that time than it would have had to convert at the time the Fund incurred the expense. A Fund may, but is not required to, buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments.

         Special tax considerations apply to foreign securities. In determining whether to invest a Fund's assets in debt securities of foreign issuers, Schroder considers the likely impact of foreign taxes on the net yield available to the Fund and its shareholders. Income and/or gains received by a Fund from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Any such taxes paid by a Fund will reduce its income available for distribution to shareholders. In certain circumstances, a Fund may be able to pass through to shareholders credits for foreign taxes paid.



        Emerging Market Securities. Schroder Emerging Markets Fund will invest principally in "emerging markets" securities, and Schroder International and Schroder International Smaller Companies Funds may invest in these securities.

         Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in the securities of foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; and possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by a Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Although many of the emerging market securities in which a Fund may invest are traded on securities exchanges, they may trade in limited volume, and the exchanges may not provide all of the conveniences or protections provided by securities exchanges in more developed markets. Schroder Emerging Markets Fund may also invest a substantial portion of its assets in securities traded in the over-the-counter markets in emerging market countries and not on any exchange, which may affect the liquidity of such investments and expose the Fund to the credit risk of its counterparties in trading those investments.

         Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

      - Fixed-Income Securities. To varying extents, all of the Funds may invest in fixed-income securities. Fixed-income securities are subject to the risk of fluctuation of market value in response to changes in interest rates and the risk that the issuer may default on the timely payment of principal and interest.

         Market (Interest Rate) Risk. Market risk associated with an investment by a Fund in fixed-income securities relates to the possibility that interest rates will rise or fall in ways not anticipated by Schroder. Changes in the market values of fixed-income securities are largely an inverse function of changes in the current level of interest rates. During periods of falling interest rates, the values of fixed-income securities generally rise. During periods of rising interest rates, the values of fixed-income securities generally decline. Fluctuations in the market value of a Fund's fixed-income securities generally will not affect interest income on securities already held by the Fund, but will be reflected in the Fund's net asset value.

         Credit Risk. Credit risk associated with fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest on an obligation. Fixed-income securities held by a Fund are subject to some degree of risk that the issuers of the securities will have their credit ratings downgraded or will default. Nearly all fixed-income securities are subject to some credit risk, whether the issuers of the securities are corporations, states, local governments, or foreign governments. Even certain U.S. Government securities are subject to credit risk. A Fund will not necessarily dispose of a security when its rating is reduced below its rating at the time of purchase, although Schroder will monitor the investment to determine whether keeping the security will help to achieve the Fund's investment objective.

      - High-Yield/Junk Bonds. To varying extents, all of the Funds, with the exception of Schroder Small Capitalization Value Fund and Schroder MidCap Value Fund, may invest in securities rated below investment grade, which are lower-quality, high-yielding debt securities rated below Baa or BBB by Moody's Investors Service, Inc. or Standard & Poor's Rating Services (or, if they are unrated, determined by Schroder to be of comparable quality). See the Statements of Additional Information for the Funds for further descriptions of securities ratings assigned by Moody's and Standard and Poor's. Lower-rated securities lack outstanding investment characteristics and have speculative characteristics and are subject to greater credit and market risks than higher-rated securities. The lower ratings of such securities reflect a greater possibility that adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. This would likely make the values of lower-rated securities held by a Fund more volatile than those of higher-rated securities, and could limit a Fund's ability to liquidate its securities.



      - Derivative Instruments. To the extent permitted by a Fund's investment policies as set forth in this Prospectus or in the Funds' Statements of Additional Information, a Fund may buy or sell a variety of "derivative" instruments (for example, options, futures, or indices) in order to gain exposure to particular securities or markets, in connection with hedging transactions, and to increase total return. A Fund's use of derivative instruments involves the risk that such instruments may not work as intended due to unanticipated developments in market conditions or other causes. Derivatives often involve the risk that the other party to the transaction will be unable to close out the position at any particular time or at an acceptable price. When a Fund uses certain types of derivative instruments for investment purposes, it could lose more than the original cost of the investment and its potential loss could be unlimited. Also, suitable derivative transactions may not be available in all circumstances, and there can be no assurance that a Fund will engage in these transactions when that would be beneficial.



      - Short Sales. All of the Funds, with the exception of Schroder U.S. Large Cap Equity Fund, may sell securities short. Schroder Emerging Markets Fund may only engage in short sales if that Fund owns, or has the right to obtain, securities equivalent in kind and amount to any securities sold short (short sales "against the box"). A Fund may sell a security short and borrow the same security from a broker or other institution to complete the sale when Schroder anticipates that the price of the security will decline. A Fund may make a profit or incur a loss depending on whether the market price of the security decreases or increases between the date of the short sale and the date on which the Fund must replace the borrowed security or "close" the short position. Short positions will result in a loss if the market price of the security in question increases between the date when a Fund enters into the short position and the date when the Fund closes the short position. Such a loss could theoretically be unlimited in a case where a Fund is unable, for whatever reason, to close out its short position. In addition, short positions may result in a loss if a portfolio strategy of which the short position is a part is otherwise unsuccessful.

      - U.S. Government Securities. U.S. Government securities include a variety of securities that differ in their interest rates, maturities, and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the U.S. Treasury.




      - Risks of Smaller Capitalization Companies. Each of the Funds and, in particular, Schroder Emerging Markets, Schroder International Smaller Companies, Schroder U.S. Smaller Companies, Schroder Ultra, Schroder Small Capitalization Value, and Schroder MidCap Value Funds, may invest in companies that are smaller and less well-known than larger, more widely held companies. Micro, small, and mid-cap companies may offer greater opportunities for capital appreciation than larger companies, but may also involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Funds may have difficulty establishing or closing out their securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.

      - Initial Public Offerings. Each of the Funds may also purchase securities of companies in initial public offerings (IPOs), which frequently are smaller companies. Such securities have no trading history, and information about these companies may be available for very limited periods. The prices of securities sold in IPOs also can be highly volatile. Under certain market conditions, very few companies, if any, may determine to make initial public offerings of their securities. The investment performance of the Fund during periods when it is unable to invest significantly or at all in initial public offerings may be lower than during periods when the Fund is able to do so.



OTHER INVESTMENT STRATEGIES AND TECHNIQUES


In addition to the principal investment strategies described in the Summary Information section above, the Funds may at times, but are not required to, use the strategies and techniques described below, which involve certain special risks. This Prospectus does not attempt to disclose all of the various investment techniques and types of securities that Schroder might use in managing the Funds. As in any mutual fund, investors must rely on the professional investment judgment and skill of the Fund's adviser.

      - Foreign Currency Exchange Transactions. Changes in currency exchange rates will affect the U.S. dollar value of Fund assets, including securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other political, economic, and financial conditions, which may be difficult to predict. A Fund may engage in currency exchange transactions to protect against unfavorable fluctuations in exchange rates.

         In particular, a Fund may enter into foreign currency exchange transactions to protect against a change in exchange rates that may occur between the date on which the Fund contracts to trade a security and the settlement date ("transaction hedging") or in anticipation of placing a trade ("anticipatory hedging"); to "lock in" the U.S. dollar value of interest and dividends to be paid in a foreign currency; or to hedge against the possibility that a foreign currency in which portfolio securities are denominated or quoted may suffer a decline against the U.S. dollar ("position hedging").

         From time to time, a Fund's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times involve currencies in which its portfolio securities are not then denominated ("cross hedging"). A Fund may also engage in "proxy" hedging, whereby the Fund would seek to hedge the value of portfolio holdings denominated in one currency by entering into an exchange contract on a second currency, the valuation of which Schroder believes correlates to the value of the first currency.

         The Funds may buy or sell currencies in "spot" or forward transactions. "Spot" transactions are executed contemporaneously on a cash basis at the then-prevailing market rate. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. Forward contracts do not eliminate fluctuations in the underlying prices of securities and expose the Fund to the risk that the counterparty is unable to perform.

         A Fund incurs foreign exchange expenses in converting assets from one currency to another. Although there is no limit on the amount of any Fund's assets that may be invested in foreign currency exchange and foreign currency forward contracts, each Fund may enter into such transactions only to the extent necessary to effect the hedging transactions described above. Suitable foreign currency hedging transactions may not be available in all circumstances and there can be no assurance that a Fund will utilize hedging transactions at any time.

      - Securities Loans and Repurchase Agreements. To the extent permitted by a Fund's investment policies as set forth in the Statements of Additional Information, the Funds may lend portfolio securities to broker-dealers, and may enter into repurchase agreements. These transactions must be fully collateralized at all times, but involve some risk to a Fund if the other party should default on its obligation and the Fund is delayed or prevented from recovering the collateral.

      - When-Issued, Delayed Delivery, and Forward Commitment Transactions. Each Fund may purchase securities on a when-issued, delayed delivery, or forward commitment basis. These transactions involve a commitment by the Fund to purchase a security for a predetermined price or yield, with payments and delivery taking place more than seven days in the future, or after a period longer than the customary settlement period for that type of security. These transactions may increase the overall investment exposure for a Fund and involve a risk of loss if the value of the securities declines prior to the settlement date.



      - Investment in Other Investment Companies. Each Fund may invest in other investment companies or pooled vehicles, including closed-end funds, that are advised by Schroder or its affiliates or by unaffiliated parties, to the extent permitted by applicable law. When investing in another investment company, a Fund may pay a premium above such investment company's net asset value per share. As a shareholder in an investment company, a Fund would bear its ratable share of the investment company's expenses, including advisory and administrative fees, and would at the same time continue to pay its own fees and expenses.



      - Changes In Investment Objectives and Policies. The investment objective of each of Schroder International Fund, Schroder Emerging Markets Fund, Schroder International Smaller Companies

         Fund, Schroder U.S. Large Cap Equity Fund, Schroder U.S. Smaller Companies Fund, and Schroder Ultra Fund may not be changed without shareholder approval. The investment policies of each of those Funds may, unless otherwise specifically stated, be changed by the Trustees of Schroder Capital Funds (Delaware) without a vote of the shareholders. The investment objectives and policies of Schroder Small Capitalization Value Fund and Schroder MidCap Value Fund may, unless otherwise specifically stated, be changed by the Trustees of Schroder Series Trust without a vote of the shareholders.



      - Percentage Investment Limitations. Unless otherwise noted, all percentage limitations on Fund investments listed in this Prospectus will apply at the time of investment. An investment by a Fund would not be considered to violate these limitations unless an excess or deficiency were to occur or exist immediately after and as a result of an investment.



      - Portfolio Turnover. The length of time a Fund has held a particular security is not generally a consideration in investment decisions. The investment policies of a Fund may lead to frequent changes in the Fund's investments, particularly in periods of volatile market movements. A change in the securities held by a Fund is known as "portfolio turnover." Portfolio turnover generally involves some expense to a Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may increase the amount of capital gains (and, in particular, short-term gains) realized by the Funds, on which shareholders may pay tax. Several of the Funds have experienced relatively high portfolio turnover rates. In particular, Schroder Ultra Fund utilizes particularly active trading strategies and will likely have relatively high portfolio turnover rates (during the fiscal years ended October 31, 2000 and October 31, 2001, the Fund had portfolio turnover rates of 725% and 619%. respectively). Schroder expects to continue to use active strategies for Schroder Ultra Fund in future periods. Consult your tax advisor regarding the tax effect of a Fund's portfolio turnover rate on your investment.



      - Temporary Defensive Strategies. At times, Schroder may judge that conditions in the securities markets make pursuing a Fund's basic investment strategy inconsistent with the best interests of its shareholders. At such times, Schroder may temporarily use alternate investment strategies primarily designed to reduce fluctuations in the value of a Fund's assets. In implementing these "defensive" strategies, the Fund would invest in high-quality fixed income securities, cash, or money market instruments to any extent Schroder considers consistent with such defensive strategies. It is impossible to predict when, or for how long, a Fund will use these alternate strategies. One risk of taking such temporary defensive positions is that the Fund may not achieve its investment objective.

      - Other Investments. The Funds may also invest in other types of securities and utilize a variety of investment techniques and strategies that are not described in this Prospectus. These securities and techniques may subject the Funds to additional risks. Please see the Statements of Additional Information for additional information about the securities and investment techniques described in this Prospectus and about additional techniques and strategies that may be used by the Funds.

MANAGEMENT OF THE FUNDS

Each Trust is governed by a Board of Trustees, which has retained Schroder to manage the investments of each Fund. Subject to the control of the Trustees, Schroder also manages the Funds' other affairs and business.



Schroder (itself and its predecessors) has been an investment manager since 1962, and currently serves as investment adviser to the Funds, other mutual funds, and a broad range of institutional investors. Schroder's ultimate parent, Schroders plc, and its affiliates currently engage in the asset management business, and as of June 30, 2001, had in the aggregate assets under management of approximately $172 billion.

      - INVESTMENT ADVISORY FEES. For the fiscal year ended October 31, 2001, Schroder Emerging Markets Fund, Schroder International Fund, Schroder International Smaller Companies Fund, Schroder U.S. Large Cap Equity Fund, Schroder U.S. Smaller Companies Fund, Schroder Ultra Fund, and Schroder Small Capitalization Value Fund paid investment advisory fees to Schroder at the annual rate of 0.32%, 0.08%, 0.16%, 0.49%, 0.16%,
         1.22% and 0.95%, respectively, of each Fund's average daily net assets. Schroder MidCap Value Fund paid no investment advisory fees during the period, reflecting expense limitations in effect during the period.

         The rate of advisory fees indicated above as paid by each Fund, other than Schroder Small Capitalization Value Fund, reflects expense limitations and/or fee waivers in place for the fiscal year ended October 31, 2001. Schroder observed advisory fee waivers and/or expense limitations for Schroder Ultra Fund, Schroder U.S. Large Cap Equity Fund and Schroder U.S. Smaller Companies Fund for the fiscal year ended October 31, 2001, but will not do so for the 2002 fiscal year.



      - INVESTMENT ADVISORY FEE BREAKPOINTS. The following Funds have breakpoints included in their contractual advisory fee schedules. The contractual annual fee rate for each of Schroder U.S. Smaller Companies Fund and Schroder International Fund is 0.50% of the Fund's average daily net assets up to $100 million, 0.40% of the next $150 million of such assets, and 0.35% of such assets in excess of $250 million; and for Schroder U.S. Large Cap Equity Fund is 0.75% of the Fund's average daily net assets up to $100 million, and 0.50% of such assets in excess of $100 million.



      - EXPENSE LIMITATIONS AND WAIVERS. In order to limit the following Funds' expenses, Schroder is contractually obligated to reduce its compensation (and, if necessary, to pay certain other Fund expenses) until October 31, 2002 to the extent that each Fund's total operating expenses attributable to its Investor Shares exceed the following annual rates (based on the average daily net assets of each Fund taken separately): Schroder International Fund -- 1.25%; Schroder Emerging Markets Fund -- 1.70%; Schroder International Smaller Companies Fund -- 1.50%; Schroder Small Capitalization Value Fund -- 1.70%; and Schroder MidCap Value Fund -- 1.35%. Schroder has contractually agreed that the advisory fees paid to it by Schroder International Fund through October 31, 2002 will be limited to 0.45% of the Fund's average daily net assets.



      - PORTFOLIO MANAGERS. Schroder's investment decisions for each of the Funds are generally made by an investment manager or an investment team, with the assistance of an investment committee; all investment decisions for Schroder U.S. Large Cap Equity Fund, Schroder International Smaller Companies Fund and Schroder Emerging Markets Fund are made by investment committees for each asset class. Schroder's emerging markets investment committee consists of investment professionals with specific geographic or regional expertise; as well as members responsible for economic analysis and asset allocation, investment strategy and global stock and sector selection. Schroder's international small cap investment committee consists of investment professionals with specific geographic or regional expertise, as well as members responsible for asset allocation and investment strategy. The following portfolio managers have had primary responsibility for making investment decisions for the noted Funds since the years shown below. Their recent professional experience is also shown.



           FUND             PORTFOLIO MANAGER        SINCE            RECENT PROFESSIONAL EXPERIENCE
           ----             -----------------        -----            ------------------------------
 Schroder International   Michael Perelstein   1997                 Employed as an investment Fund
 Fund                                                               professional at Schroder since 1997.
                                                                    Mr. Perelstein is also Vice President
                                                                    of Schroder Capital Funds
                                                                    (Delaware), and Senior Investment
                                                                    Officer of Schroder.

 Schroder MidCap Value    Nancy B. Tooke       Inception (1997)     Employed as an investment Fund
 Fund                                                               professional at Schroder and its
                                                                    predecessors since 1989. Ms. Tooke
                                                                    is an Executive Vice President of
                                                                    Schroder.

 Schroder Small           Nancy B. Tooke       Inception (1994)     See above.
 Capitalization
 Value Fund
 Schroder Ultra Fund      Ira L. Unschuld      Inception (1997)     Employed as an investment
                                                                    professional at Schroder since 1990.
                                                                    Mr. Unschuld is a Vice President of
                                                                    Schroder Capital Funds (Delaware)
                                                                    and an Executive Vice President of
                                                                    Schroder.

 Schroder U.S. Smaller    Ira L. Unschuld      1997 (sole manager   See above.
 Companies Fund                                since 1998)


HOW THE FUNDS' SHARES ARE PRICED

Each Fund calculates the net asset value of its Investor Shares by dividing the total value of its assets attributable to its Investor Shares, less its liabilities attributable to those shares, by the number of Investor Shares outstanding. Shares are valued as of the close of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) each day the Exchange is open. The Trust expects that days, other than weekend days, that the Exchange will not be open are New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The Funds value their portfolio securities for which market quotations are readily available at market value. Options on indices or exchange-traded fund (ETF) shares shall be valued at the closing mid-market price. Short-term investments that will mature in 60 days or less are stated at amortized cost, which approximates market value. The Funds value securities and assets for which market values are not ascertainable at their fair values as determined in accordance with procedures adopted by the Board of Trustees. All assets and liabilities of a Fund denominated in foreign currencies are translated into U.S. dollars based on the mid-market price of such currencies against the U.S. dollar at the time when last quoted. Because certain of the securities in which the Funds may invest may trade on days when the Funds do not price their Investor Shares, the net asset value of a Fund's Investor Shares may change on days when shareholders will not be able to purchase or redeem their Investor Shares.

HOW TO BUY SHARES

Through Schroder Fund Advisors Inc., the distributor of the Trusts' shares, each Trust sells Investor Shares of its Funds at their net asset value without any sales charges or loads, so that the full amount of your purchase payment is invested in the Fund you select.

You may purchase shares of each Fund by completing the Account Application included with this Prospectus, and sending payment by check or wire as described below. Additional Account Applications may be obtained from the Funds' transfer agent, Boston Financial Data Services, Inc. (the "Transfer Agent" or "BFDS"), at the addresses listed under "Purchases by Check", or by calling (800) 464-3108 between 8:00 a.m. and 6 p.m. (Eastern Time). Acceptance of your order may be delayed pending receipt of additional documentation, such as copies of corporate resolutions and instruments of authority, from corporations, administrators, executors, personal representatives, directors, or custodians.



Investor Shares of each of the Funds are sold at their net asset value next determined after the applicable Trust receives your order. In order for you to receive the Fund's next determined net asset value, a Trust must receive your order before the close of trading on the New York Stock Exchange.



INVESTMENT MINIMUMS

The minimum investments for initial and additional purchases of Investor Shares of each Fund are as follows:


                                        INITIAL    ADDITIONAL
                                      INVESTMENT   INVESTMENTS
                                      ----------   -----------
  Regular Accounts                      $10,000      $1,000
  Traditional and Roth IRAs             $ 3,000      $  250


A Trust may, in its sole discretion, accept smaller initial or subsequent investments. None of the Funds issues share certificates.

Each Trust is authorized to reject any purchase order and to suspend the offering of its shares for any period of time. Each Trust may also change any investment minimum from time to time.

PURCHASES BY CHECK

You may purchase shares of a Fund by mailing a check (in U.S. dollars) payable to the Fund that you wish to purchase, or, if you wish to purchase shares of multiple Funds, make your check payable to Schroder Mutual Funds. If you are purchasing shares of multiple funds, your check should be accompanied by written instructions as to how the check amount should be allocated among the Funds whose shares you are purchasing. Third-party checks will not be accepted.

For initial purchases, your check must be accompanied by a completed Account Application in proper form. You should direct your check and your completed Account Application as follows:

     REGULAR MAIL              OVERNIGHT OR EXPRESS MAIL
     ------------              --------------------------
     Schroder Mutual Funds     Boston Financial Data Services, Inc.
     P.O. Box 8057             Attn: Schroder Mutual Funds
     Boston, MA 02266          66 Brooks Drive
                               Braintree, MA 02184



Your payments should clearly indicate the shareholder's name and account number, if applicable.

PURCHASES BY BANK WIRE

If you make your initial investment by wire, your order must be preceded by a completed Account Application. Upon receipt of the Application, BFDS will assign you an account number. Wire orders received prior to the close of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) on each day the Exchange is open for trading will be processed at the net asset value next determined as of the end of that day. Wire orders received after that time will be processed at the net asset value next determined thereafter.

Please call BFDS at (800) 464-3108 to give notice that you will be sending funds by wire, and obtain a wire reference number. Instruct your bank to wire funds with the assigned reference number as follows:

          State Street Bank and Trust Company
          225 Franklin Street
          Boston, MA 02110
          ABA No.: 011000028
          Attn: Schroder Mutual Funds
          DDA No.: 9904-650-0
          FBO: Account Registration
          A/C: Mutual Fund Account Number
               Name of Fund

Your purchase will not be processed until the wired funds have been received.

AUTOMATIC PURCHASES

You can make regular investments of $100 or more per month or quarter in shares of a Fund through automatic deductions from your bank account. Please complete the appropriate section of the Account Application if you would like to utilize this option. For more information, please call (800) 464-3108.



BROKERS AND OTHER FINANCIAL INSTITUTIONS

As stated above, you may also buy, redeem and exchange Investor Shares of the Funds through an authorized broker or other financial institution that has an agreement with Schroder or Schroder Fund Advisors Inc. The purchase, redemption and exchange policies and fees charged such brokers and other institutions may be different than those of the Funds. For instance, banks, brokers, retirement plans and financial advisers may charge transaction fees and may set different investment minimums or limitations on buying, exchanging or redeeming Investor Shares. Please consult a representative of your financial institution for further information.

Certain brokers may accept purchase and redemption orders for Investor Shares of the Funds. Such brokers may designate other intermediaries to accept purchase and redemption orders on behalf of the Funds. For purposes of pricing, a Fund may be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, accepts the order. These orders would be priced at the Fund's net asset value next determined after they are accepted by the broker or authorized designee.

Investors may be charged a fee when effecting transactions through a broker or other agent in addition to any fees charged by the Funds.

OTHER PURCHASE INFORMATION


Shares of each Fund may be purchased for cash or in exchange for securities held by the investor, subject to the determination by Schroder that the securities are acceptable. Investors interested in purchases through exchange should telephone (800) 464-3108.

Schroder Fund Advisors Inc., Schroder, or their affiliates may, at their own expense and out of their own assets, provide compensation to dealers or other intermediaries in connection with sales of Fund shares or shareholder servicing. In some instances, this compensation may be made available only to certain dealers or other intermediaries who have sold or are expected to sell significant amounts of shares of the Trusts. If you purchase or sell shares through an intermediary, the intermediary may charge a separate fee for its services. Consult your intermediary for information.

If correspondence to the shareholder's address of record is returned then, unless the Transfer Agent determines the shareholder's new address, dividends and other distributions that have been returned to the Transfer Agent will be reinvested in the applicable Fund(s), and the checks will be canceled.



HOW TO SELL SHARES


TIMING


You may sell your Investor Shares back to a Fund on any day the New York Stock Exchange is open by sending a letter of instruction or stock power form to Schroder Mutual Funds, or by calling BFDS at (800) 464-3108. The price you will receive is the net asset value next determined after receipt of your redemption request in good order, except that shareholders of Schroder International Fund may have a redemption fee deducted from that amount as described below. A redemption request is in good order if it includes the exact name in which the shares are registered, the investor's account number, and the number of shares or the dollar amount of shares to be redeemed, and, for written requests, if it is signed in accordance with the account registration. If you hold your shares in certificate form, you must submit the certificates and sign the assignment form on the back of the certificates. Shares for which certificates have been issued may not be redeemed by telephone. Signatures must be guaranteed by a bank, broker-dealer, or certain other financial institutions. You may redeem your shares by telephone only if you elected the telephone redemption privilege option on your Account Application or otherwise in writing. Unless otherwise agreed, the telephone redemption privilege may only be exercised to redeem shares worth $1,000 or more and not more than $25,000. Additional documentation may be required from shareholders that are corporations, partnerships, agents, fiduciaries, or surviving joint owners, or those acting through powers of attorney or similar delegation.

You will be paid for your redemptions as promptly as possible and in any event within seven days after the request for redemption is received in good order. Payment for shares is generally sent on the business day after a request is received. Under unusual circumstances, a Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law. If you paid for your shares by check, you will not be sent redemption proceeds until the check you used to pay for the shares has cleared, which may take up to 15 calendar days from the purchase date.



INVOLUNTARY REDEMPTIONS


With regard to shares of Schroder International Fund, Schroder Emerging Markets Fund, Schroder International Smaller Companies Fund, Schroder U.S. Large Cap Equity Fund, Schroder U.S. Smaller Companies Fund, or Schroder Ultra Fund, if, because of your redemptions, your account balance for any of these Funds falls below a minimum amount set by the Trustees (presently $2,000), Schroder Capital Funds (Delaware) may choose to redeem your shares in that Fund and pay you for them. With regard to shares of Schroder Small Capitalization Value Fund and Schroder MidCap Value Fund, if, because of your redemptions, you own fewer shares than a minimum amount (presently 50 shares) of any of these Funds, Schroder Series Trust may choose to redeem your shares in that Fund and pay you for them. You will receive at least 30 days written notice before a Trust redeems your shares, and you may purchase additional shares at any time to avoid a redemption. The applicable Trust may also redeem shares if you own shares of any Fund above a maximum amount set by the Trustees. There is currently no maximum, but the Trustees may establish one at any time, which could apply to both present and future shareholders.

SUSPENSION

A Trust may suspend the right of redemption during any period when: (1) trading on the New York Stock Exchange is restricted or the Exchange is closed; (2) the Securities and Exchange Commission ("SEC") has by order permitted such suspension; or (3) an emergency (as defined by rules of the SEC) exists making disposal of portfolio investments or determination of the Fund's net asset value not reasonably practicable.

REDEMPTIONS IN KIND

Each Trust has agreed to redeem shares of its Funds solely in cash up to the lesser of $250,000 or 1% of the Fund's net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, each Trust may pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the applicable Fund in lieu of cash. The Trusts do not expect to redeem shares in kind under normal circumstances. If your shares are redeemed in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution.

GENERAL

If you request that your redemption proceeds be sent to you at an address other than your address of record, or to another party, you must include a signature guarantee for each such signature by an eligible signature guarantor, such as a member firm of a national securities exchange or a commercial bank or trust company located in the United States. If you are a resident of a foreign country, another type of certification may be required. Please contact the Transfer Agent for more details at (800) 464-3108. Corporations, fiduciaries, and other types of shareholders may be required to supply additional documents which support their authority to effect a redemption. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, the Transfer Agent will follow reasonable procedures to confirm that telephone instructions are genuine. The Transfer Agent and the applicable Trust generally will not be liable for any losses due to unauthorized or fraudulent purchase or redemption requests, but the applicable party or parties may be liable if they do not follow these procedures.

REDEMPTION FEE -- SCHRODER INTERNATIONAL FUND

Schroder International Fund imposes a 2.00% redemption fee on shares redeemed (including in connection with an exchange) three months or less from their date of purchase. The fee is not a sales charge (load); it is paid directly to the Fund. The redemption fee applies only to Fund shares purchased on or after November 1, 2000. To the extent that the redemption fee applies, the price you will receive when you redeem your shares of the Fund is the net asset value next determined after receipt of your redemption request in good order, minus the redemption fee. The redemption fee is applied only against the portion of your redemption proceeds that represents the lower of (i) the initial cost of the shares redeemed and (ii) the net asset value of the shares at the time of redemption, so that you will not pay a fee on amounts attributable to capital appreciation of your shares. The redemption fee is not assessed on shares acquired through the reinvestment of dividends or distributions paid by the Fund.

For purposes of computing the redemption fee, redemptions by a shareholder to which the fee applies will be deemed to have been made in the following order:
(i) from shares of the Fund acquired prior to November 1, 2000; (ii) from shares of the Fund purchased through the reinvestment of dividends and distributions paid by the Fund; and (iii) from all other shares of the Fund, on a first-purchased, first-redeemed basis. Only shares described in clause (iii) above that are redeemed three months or less from their date of purchase will be subject to the redemption fee.

EXCHANGES

You can exchange your shares of the Fund for shares of most other funds in the Schroder family of funds at any time at their respective net asset values, except that exchanges of shares of Schroder International Fund into another Fund may be subject to a redemption fee as described above (such that the exchange would be made at net asset value minus any redemption fee). The exchange would be treated as a sale of your shares and any gain on the exchange may be subject to tax. For a listing of the Schroder funds available for exchange and to exchange shares, please call (800) 464-3108. In order to exchange shares by telephone, you must complete the appropriate section of the Account Application. Each Trust reserves the right to change or suspend the exchange privilege at any time. Shareholders would be notified of any such change or suspension. Because excessive trading can hurt Fund performance, operations and shareholders, each Trust may also limit the amount or number of exchanges or reject any exchange if the applicable Fund or Schroder believes that the investor in question is engaged in "market timing activities", or similar activities that may be harmful to the Fund or its shareholders.

DIVIDENDS AND DISTRIBUTIONS


Each Fund distributes any net investment income and any net realized capital gain at least annually. For each of the Funds, distributions from net capital gain are made after applying any available capital loss carryovers.



YOU CAN CHOSE FROM FOUR DISTRIBUTION OPTIONS:

      -  Reinvest all distributions in additional Investor Shares of your Fund;

      - Receive distributions from net investment income in cash while reinvesting capital gain distributions in additional Investor Shares of your Fund;

      - Receive distributions from net investment income in additional Investor Shares of your Fund while receiving capital gain distributions in cash; or

      -  Receive all distributions in cash.

You can change your distribution option by notifying the Transfer Agent in writing. If you do not select an option when you open your account, all distributions by a Fund will be reinvested in Investor Shares of that Fund. You will receive a statement confirming reinvestment of distributions in additional Fund shares promptly following the period in which the reinvestment occurs.

TAXES

TAXES ON DIVIDENDS AND DISTRIBUTIONS. For federal income tax purposes, distributions of investment income are taxable as ordinary income. Taxes on distributions of capital gains are determined by how long your Fund owned the investments that generated the gains, rather than how long you have owned your shares. Distributions are taxable to you even if they are paid from income or gains earned by a Fund before you invested (which income or gains were thus included in the price you paid for your shares). Distributions of gains from investments that a Fund owned for more than 12 months will be taxable as long-term capital gains. Distributions of gains from investments that the Fund owned for 12 months or less will be taxable as ordinary income. Distributions are taxable whether you received them in cash or reinvested them in additional shares of the Funds.

TAXES WHEN YOU SELL, REDEEM OR EXCHANGE YOUR SHARES. Any gain resulting from a redemption, sale or exchange (including an exchange for shares of another Fund) of your shares in the Funds will also generally be subject to federal income tax at either short-term or long-term capital gain rates depending on how long you have owned your shares.



FOREIGN TAXES. Foreign governments may impose taxes on a Fund and its investments, which generally would reduce the Fund's income. However, an offsetting tax credit or deduction may be available to shareholders. Each Fund, provided that it is eligible to do so, intends to elect to permit its shareholders to take a credit (or a deduction) for the Fund's share of foreign income taxes paid by the Fund. If the Fund does make such an election, its shareholders would include as gross income in their U.S. federal income tax returns not only (1) distributions received from the Fund but also
(2) the amount that the Fund advises is their pro rata portion of foreign income taxes paid with respect to or withheld from dividends and interest paid to the Fund from its foreign investments. Shareholders then would be entitled, subject to certain limitations (including, with respect to a foreign tax credit, a holding period requirement), to take a foreign tax credit against their U.S. federal income tax liability for the amount of such foreign taxes or else to deduct such foreign taxes as an itemized deduction from gross income.



CONSULT YOUR TAX ADVISOR ABOUT OTHER POSSIBLE TAX CONSEQUENCES. This is a summary of certain federal income tax consequences of investing in a Fund. You should consult your tax advisor for more information on your own tax situation, including possible other federal, state, local and foreign tax consequences of investing in the Fund.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of each of the Funds for the past 5 years or since the Fund commenced operations, whichever is shorter. Certain information reflects financial results for a single Fund share. The total returns represent the total return for an investment in Investor Shares of a Fund, assuming reinvestment of all dividends and distributions.



For all periods through the fiscal year ended October 31, 1999, the financial highlights presented below for Schroder Small Capitalization Value Fund and Schroder MidCap Value Fund were audited by Arthur Andersen LLP, the former independent accountants to those Funds. For all other periods and for each of the Funds not named in the previous sentence, the financial highlights have been audited by PricewaterhouseCoopers LLP, independent accountants to the Funds. The audited financial statements for the Funds and the related independent accountants' reports are contained in the applicable Trust's Annual Report and are incorporated by reference into that Trust's Statement of Additional Information. Copies of the Annual Reports may be obtained without charge by writing the applicable Trust at P.O. Box 8507, Boston, Massachusetts 02266 (regular mail) or at 66 Brooks Drive, Braintree, Massachusetts 02184 (overnight or express mail), or by calling (800) 464-3108.

SCHRODER EMERGING MARKETS FUND
Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                      FOR THE YEAR        FOR THE YEAR        FOR THE PERIOD      FOR THE YEAR   FOR THE PERIOD
                                           ENDED               ENDED               ENDED                 ENDED            ENDED
                                     OCTOBER 31, 2001    OCTOBER 31, 2000   OCTOBER 31, 1999(A)   MAY 31, 1999   MAY 31, 1998(F)
                                     ----------------    ----------------   -------------------   ------------   ---------------
 Net Asset Value, Beginning of
  Period                                 $  10.49            $  12.18           $   10.62           $9.04         $ 10.00
                                         --------            --------           ---------          -------         -------
 Investment Operations:(b)
  Net Investment Income
    (Loss)                                   0.02               (0.18)              (0.03)           0.03            0.02
  Net Realized and Unrealized
    Gain (Loss) on Investments
    and Foreign Currency
    Transactions                            (3.02)              (0.90)               1.59            1.58           (0.98)
                                         --------            --------           ---------         -------         -------
 Total from Investment
  Operations                                (3.00)              (1.08)               1.56            1.61           (0.96)
                                         --------            --------           ---------         -------         -------
 Distributions from:
  Net Investment Income                        --               (0.12)                 --          (0.03)             --
  Net Realized Gain on
    Investments and Foreign
    Currency Transactions                      --               (0.49)                 --             --              --
                                         --------            --------           ---------         -------         -------
 Total Distributions                           --               (0.61)                 --          (0.03)             --
                                         --------            --------           ---------         -------         -------
 Net Asset Value, End of Period          $   7.49            $  10.49           $   12.18          $10.62         $  9.04
                                         ========            ========           =========         =======         =======
 Total Return(c)                           (28.60)%            (10.00)%             14.69%         17.88%          (9.60)%
 Ratios and Supplementary
  Data:
 Net Assets at End of Period (in
  thousands)                             $ 29,220            $ 31,553           $   3,162         $2,218          $   18
 Ratios to Average Net Assets:(b)
  Expenses including
    reimbursement/waiver of
    fees                                     1.70%               1.70%               1.70%(d)      1.65%           1.70%(d)
  Expenses excluding
    reimbursement/waiver of
    fees                                     2.38%               2.35%               7.84%(d)     10.74%             -- (e)
  Net investment income (loss)
    including reimbursement/
    waiver of fees                           0.20%              (0.61)%             (0.59)%(d)     0.51%           1.72%(d)
 Portfolio Turnover Rate(g)                   144%                192%                160%          177%(h)          23%(h)


(a) Effective October 31, 1999, the Fund changed its fiscal year end from May 31 to October 31.

(b) Prior to September 17, 1999, the Fund recognized its proportionate share of income, expenses and gains/losses of the underlying Portfolio, Schroder EM Core Portfolio. Commencing September 20, 1999, the income, expenses and gains/losses were directly accrued to the Fund.

(c) Total returns would have been lower had certain Fund expenses not been waived or reimbursed during the periods shown. (See Note 3 to Schroder Capital Funds (Delaware)'s financial statements). Total return calculations for a period of less than one year are not annualized.

(d) Annualized.

(e) Amount is not meaningful due to short period of operations.

(f) The Fund commenced operations on October 31, 1997.

(g) The portfolio turnover rates for the period ending May 31, 1998 and the year ended May 31, 1999 represent the turnover of the underlying Portfolio, Schroder EM Core Portfolio. For the period ended October 31, 1999, the rate represents the period from June 1, 1999 through September 17, 1999 during which time the Fund invested in the Portfolio. The rates for subsequent periods represent the turnover of the Fund, which held direct investments in a portfolio of securities.

(h) Not annualized.

SCHRODER INTERNATIONAL FUND

Selected per share data and ratios for an Investor Share outstanding throughout each period:



                                                            FOR THE YEAR ENDED OCTOBER 31,

                                            -------------------------------------------------------------
                                               2001           2000        1999         1998        1997
                                               ----           ----        ----         ----        ----

 Net Asset Value, Beginning of Period       $  16.74        $ 17.02      $ 17.10      $ 18.37    $  20.01
                                            --------        -------      -------      -------    --------
 Investment Operations:(a)
  Net Investment Income                         0.09           0.15         0.07         0.23        0.14
  Net Realized and Unrealized Gain
    (Loss) on Investments and Foreign
    Currency Transactions                      (2.38)          1.24         3.20         0.34        1.31
                                            --------        -------      -------      -------    --------
 Total from Investment Operations              (2.29)          1.39         3.27         0.57        1.45
                                            --------        -------      -------      -------    --------
 Distributions from:
  Net Investment Income                        (0.31)         (0.07)       (0.18)       (0.29)      (0.46)
  Net Realized Gain on Investments and
    Foreign Currency Transactions              (6.88)         (1.60)       (3.17)       (1.55)      (2.63)
                                            --------        --------     --------     --------   --------
 Total Distributions                           (7.19)         (1.67)       (3.35)       (1.84)      (3.09)
                                            --------        --------     --------     --------   --------
 Net Asset Value, End of Period             $   7.26        $ 16.74      $ 17.02      $ 17.10     $ 18.37
                                            ========        ========     ========     ========   ========
 Total Return(b)                              (24.96)%         8.02%       21.82%        3.82%      8.33%
 Ratios and Supplementary Data:
 Net Assets at End of Period (in
  thousands)                                $ 20,850       $105,363     $157,620     $129,955    $191,219
 Ratios to Average Net Assets:(a)
  Expenses including reimbursement/
    waiver of fees                              0.99%          0.99%        0.99%        0.99%       0.99%
  Expenses excluding reimbursement/
    waiver of fees                              1.41%          1.14%        1.06%        1.08%       1.06%
  Net investment income including
    reimbursement/waiver of fees                0.57%          0.54%        0.60%        1.14%       0.67%
 Portfolio Turnover Rate(c)                      146%           132%          85%          53%         36%



(a) From the period November 1, 1995 (when the Fund converted to a master-feeder structure) to May 31, 1999, the Fund recognized its proportionate share of income, expenses and gains/losses of the underlying portfolio, Schroder International Equity Portfolio. Commencing June 1, 1999, the income, expenses and gains/losses were directly accrued to the Fund.

(b) Total returns would have been lower had certain Fund expenses not been waived or reimbursed during the periods shown (See Note 3 to Schroder Capital Funds (Delaware)'s financial statements).

(c) The portfolio turnover rates for the years ended October 31, 1997 and October 31, 1998 represent the turnover of the underlying Portfolio, Schroder International Equity Portfolio. For the year ended October 31, 1999, the rate represents the period from November 1, 1998 through May 31, 1999 during which time the Fund invested in the Portfolio. The rates for subsequent periods represent the turnover of the Fund, which held direct investments in a portfolio of securities.

SCHRODER INTERNATIONAL SMALLER COMPANIES FUND

Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                                      FOR THE YEAR ENDED OCTOBER 31,                    FOR THE
                                            --------------------------------------------------        PERIOD ENDED
                                               2001           2000         1999         1998       OCTOBER 31, 1997(A)
                                            --------        -------      -------       -------     -------------------
 Net Asset Value, Beginning of Period       $  15.50        $ 14.29      $  9.35       $  9.22           $  10.00
                                            --------        -------      -------       -------           --------
 Investment Operations:(b)
  Net Investment Income                         0.05          (0.05)        0.06          0.05               0.02
  Net Realized and Unrealized Gain
    (Loss) on Investments and
    Foreign Currency Transactions              (3.78)          3.23         5.62          0.60              (0.79)
                                            --------        -------      -------       -------           --------
 Total from Investment Operations              (3.73)          3.18         5.68          0.65              (0.77)
                                            --------        -------      -------       -------           --------
 Distributions from:
  Net Investment Income                        (0.09)         (0.01)       (0.04)        (0.01)             (0.01)
  Net Realized Gain on Investments
    and Foreign Currency
    Transactions                               (2.61)         (1.96)       (0.70)        (0.51)               --
                                            --------        -------      --------      --------          --------
 Total Distributions                           (2.70)         (1.97)       (0.74)        (0.52)             (0.01)
                                            --------        -------      --------      --------          --------
 Net Asset Value, End of Period             $   9.07        $ 15.50      $ 14.29       $  9.35           $   9.22
                                            ========        =======      ========      ========          ========
 Total Return(c)                              (28.67)%        22.37%        65.27%        7.88%             (7.73)%
 Ratios and Supplementary Data:
 Net Assets at End of Period (in
  thousands)                                $ 21,634        $18,634      $  9,836      $ 4,165           $  6,836
 Ratios to Average Net Assets:(b)
  Expenses including
    reimbursement/waiver of fees                1.50%          1.50%         1.50%        1.50%              1.50%(d)
  Expenses excluding
    reimbursement/waiver of fees                2.19%          2.32%         2.74%        5.26%              3.93%(d)
  Net investment income including
    reimbursement/waiver of fees                0.15%         (0.26)%        0.53%        0.33%              0.21%(d)
 Portfolio Turnover Rate(e)                       48%            86%           81%          82%                32%(f)


(a) For the period November 4, 1996 (Commencement of Operations) through October 31, 1997.

(b) Prior to June 1, 1999, the Fund recognized its proportionate share of income, expenses and gains/losses of the underlying portfolio, Schroder International Smaller Companies Portfolio. Commencing June 1, 1999, the income, expenses and gains/losses were directly accrued to the Fund.

(c) Total returns would have been lower had certain Fund expenses not been waived or reimbursed during the periods shown (See Note 3 to Schroder Capital Funds (Delaware)'s financial statements). Total return calculations for a period of less than one year are not annualized.

(d) Annualized.

(e) The portfolio turnover rates for the period ending October 31, 1997 and year ended October 31, 1998 represent the turnover of the underlying portfolio, Schroder International Smaller Companies Portfolio. For the year ending October 31, 1999, the rate represents the period from November 1, 1998 through May 31, 1999 during which time the Fund invested in the Portfolio. The rates for subsequent periods represent the turnover of the Fund, which held direct investments in a portfolio of securities.

(f) Not annualized.

SCHRODER MIDCAP VALUE FUND

Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                                             FOR THE YEAR ENDED OCTOBER 31,                   PERIOD ENDED
                                                --------------------------------------------------------       OCTOBER 31,
                                                    2001           2000           1999          1998             1997(A)
                                                -----------   -------------   -----------   ------------   ------------------
 Net Asset Value at Beginning of Period           $ 13.50       $ 10.88         $  9.72       $10.36         $   10.00
 Investment Operations:
  Net Investment Loss                               (0.02)        (0.01)             --        (0.01)               --
  Net Realized and Unrealized Gain (Loss) on
    Investments                                     (1.13)         2.63            1.16        (0.63)             0.36
                                                  -------       -------         -------      -------         ---------
 Total from Investment Operations                   (1.15)         2.62            1.16        (0.64)             0.36
                                                  -------       -------         -------      -------         ---------
 Distributions from:
  Net Investment Income                            (0.01)            --(b)           --           --                --
  Net Realized Capital Gains                       (1.23)            --              --           --                --
 Total Distributions                               (1.24)            --              --           --                --
                                                  -------       -------         -------      -------         ---------
 Net Asset Value at End of Period                 $ 11.11       $ 13.50         $ 10.88       $9.72         $   10.36
                                                  =======       =======         =======      =======         =========
 Total Return(e)                                    (9.30)        24.11%          11.98%      (6.18)%            3.60%(c)
 Ratios & Supplementary Data:
 Net Assets at End of Period (in thousands)       $ 6,094       $ 8,161         $11,179     $10,484         $  10,066
 Ratio to Average Net Assets:
  Expenses including reimbursement/waiver
    of fees                                          1.35%         1.35%           1.35%       1.35%             1.35%(d)
  Expenses excluding reimbursement/waiver
    of fees                                          3.43%         2.59%           2.28%       2.47%             4.33%(d)
  Net Investment Income including
    reimbursement/waiver of fees                    (0.12)%       (0.03)%         (0.03)%     (0.06)%           (0.13)%(d)
 Portfolio Turnover Rate                              149%          141%            175%        166%               12%(c)


(a) For the period August 1, 1997 (commencement of investment operations) through October 31, 1997.

(b) Amount was less than $0.01 per share.

(c) Not annualized.

(d) Annualized.

(e) Total returns would have been lower had certain expenses not been reduced during the periods shown (See Note 3 to Schroder Series Trust's financial statements).

SCHRODER SMALL CAPITALIZATION VALUE FUND

Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                                               FOR THE YEAR ENDED OCTOBER 31,
                                                 ---------------------------------------------------------
                                                   2001         2000        1999         1998        1997
                                                   ----         ----        ----         ----        ----
 Net Asset Value at Beginning of Period          $ 16.18      $ 13.10     $ 12.91     $  17.67      $13.05
 Investment Operations:
  Net Investment Loss                              (0.12)       (0.09)      (0.08)       (0.02)      (0.05)
  Net Realized and Unrealized Gain (Loss)
    on Investments                                  0.89         3.74        0.51        (2.05)       5.65
                                                 -------      -------     -------     --------     -------
 Total from Investment Operations                   0.77         3.65        0.43        (2.07)       5.60
                                                 -------      -------     -------     --------     -------
 Distributions from:
  Net Investment Income                               --           --          --           --         --
  Net Realized Capital Gains                       (3.45)       (0.57)      (0.24)       (2.69)     (0.98)
                                                 -------      -------     -------     --------    -------
 Total Distributions                               (3.45)       (0.57)      (0.24)       (2.69)     (0.98)
                                                 -------      -------     -------     --------    -------
 Net Asset Value at End of Period                $ 13.50      $ 16.18     $ 13.10     $  12.91     $17.67
                                                 =======      =======     =======     ========     =======
 Total Return                                       5.17%       28.98%       3.40%      (13.29)%   48.46%
 Ratios & Supplementary Data:
 Net Assets at End of Period (in thousands)      $40,655      $53,240     $60,206     $ 67,814   $96,709
 Ratio to Average Net Assets:
  Expenses including
    reimbursement/waiver of fees                    1.66%        1.44%       1.50%        1.29%    1.32%
  Expenses excluding
    reimbursement/waiver of fees                    1.66%        1.44%       1.50%        1.29%    1.32%
  Net Investment Income including
    reimbursement/waiver of fees                   (0.73)%      (0.39)%     (0.54)%      (0.14)%  (0.36)%
 Portfolio Turnover Rate                              92%         104%        102%          88%      77%

SCHRODER ULTRA FUND*

Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                     FOR THE YEAR       FOR THE YEAR        FOR THE PERIOD      FOR THE YEAR     FOR THE PERIOD
                                         ENDED              ENDED               ENDED             ENDED             ENDED
                                   OCTOBER 31, 2001   OCTOBER 31, 2000   OCTOBER 31, 1999(A)    MAY 31, 1999    MAY 31, 1998(D)
                                   ----------------   ----------------   -------------------    -----------     ---------------
 Net Asset Value, Beginning of
  Period                               $  46.19          $   24.59           $   20.18           $14.26         $   10.00
                                       --------          ---------           ---------          --------         ---------
 Investment Operations:
  Net Investment Income
    (Loss)                                (0.14)             (0.11)              (0.06)           (0.13)            (0.04)
  Net Realized and Unrealized
    Gain (Loss) on Investments            23.15              28.83                4.47             8.28              4.50
                                       --------          ---------           ---------          --------         ---------
 Total from Investment
  Operations                              23.01              28.72                4.41             8.15              4.46
                                       --------          ---------           ---------          --------         ---------
 Distributions from:
  Net Investment Income                      --                 --                  --             --                --
  Net Realized Gain on
    Investments                          (23.13)             (7.12)                 --           (2.23)            (0.20)
                                       --------          ---------           ---------          --------         ---------
 Total Distributions                     (23.13)             (7.12)                 --           (2.23)            (0.20)
                                       --------          ---------           ---------          --------         ---------
 Net Asset Value, End of Period        $  46.07          $   46.19           $   24.59          $20.18         $   14.26
                                       ========          =========           =========          ========         =========
 Total Return                             85.74%            154.40%(b)           21.85%(b)       64.56%(b)         45.41%(b)
 Ratios and Supplementary
  Data:
 Net Assets at End of Period (in
  thousands)                           $ 168,282         $  80,985           $  20,596           $14,317         $   6,340
 Ratios to Average Net Assets:
  Expenses including
    reimbursement/waiver of
    fees                                   2.00%              2.00%               2.00%(c)        2.00%             2.00%(c)
  Expenses excluding
    reimbursement/waiver of
    fees                                   2.03%              2.06%               2.53%(c)        3.27%             6.02%(c)
  Net investment income
    including reimbursement/
    waiver of fees                        (0.44)%            (0.40)%             (0.73)%(c)     (1.10)%           (0.77)%(c)
 Portfolio Turnover Rate                    619%               725%                173% (e)       341%              166% (e)


(a) Effective October 31, 1999, the Fund changed its fiscal year end from May 31 to October 31.

(b) Total returns would have been lower had certain Fund expenses not been waived or reimbursed during the periods shown (See Note 3 to Schroder Capital Funds (Delaware)'s financial statements). Total return calculations for a period of less than one year are not annualized.

(c) Annualized.

(d) The Fund commenced operations on October 15, 1997.

(e) Not annualized.

* Formerly, Schroder Micro Cap Fund. Effective March 1, 2001, the Fund changed its name and certain investment limits under its principal investment strategies. Although the portfolio manager is currently managing the Fund in a manner substantially similar to the way the Fund was managed in prior periods, the Fund would not necessarily have achieved the financial results and total returns listed above under its current policies.

SCHRODER U.S. LARGE CAP EQUITY FUND*


Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                                            FOR THE YEAR ENDED OCTOBER 31,
                                              -----------------------------------------------------------
                                                 2001           2000        1999        1998        1997
                                                 ----           ----        ----        ----        ----
 Net Asset Value, Beginning of Period         $   4.95        $  6.73     $  7.79     $  9.82     $  9.76
                                              --------        -------     -------     -------     -------
 Investment Operations:
  Net Investment Income (Loss)                      --(a)       (0.02)      (0.06)      (0.06)      (0.01)
  Net Realized and Unrealized Gain (Loss)
    on Investments                               (1.40)          1.26        2.00        0.78        2.20
                                              --------        -------     -------     -------     -------
 Total from Investment Operations                (1.40)          1.24        1.94        0.72        2.19
                                              --------        -------     -------     -------     -------
 Distributions from:
  Net Investment Income                             --             --          --          --       (0.02)
  Net Realized Gain on Investments                  --          (2.68)      (3.00)      (2.75)      (2.11)
  Return of Capital                                 --          (0.34)         --          --          --
                                              --------        -------     -------     -------     -------
 Total Distributions                                --          (3.02)      (3.00)      (2.75)      (2.13)
                                              --------        -------     -------     -------     -------
 Net Asset Value, End of Period               $   3.55        $  4.95     $  6.73     $  7.79     $  9.82
                                              ========        =======     =======     =======     =======
 Total Return(b)                                (28.28)%        18.73%      30.95%       8.87%      26.49%
 Ratios and Supplementary Data:
 Net Assets at End of Period (in
  thousands)(c)                               $ 19,447        $48,327     $14,110     $12,540     $13,861
 Ratios to Average Net Assets:
  Expenses including reimbursement/
    waiver of fees                                1.50%          1.40%       1.50%       1.50%      1.50%
  Expenses excluding
    reimbursement/waiver of fees                  1.76%          1.55%       1.99%       1.85%      1.68%
  Net investment income (loss) including
    reimbursement/waiver of fees                 (0.08)%        (0.79)%     (0.93)%     (0.71)%    (0.09)%
 Portfolio Turnover Rate                            62%           195%         87%        209%        44%




(a) Amount was less than $(0.01) per share.

(b) Total returns would have been lower had certain Fund expenses not been waived or reimbursed during the periods shown (see Note 3 to the financial statements of Schroder Capital Funds (Delaware)).

(c) Net assets as of October 31, 2000 reflect the Fund's acquisition of the net assets of Schroder Large Capitalization Equity Fund as of September 11, 2000.

* The Fund changed its name from "Schroder U.S. Diversified Growth Fund" to "Schroder U.S. Large Cap Equity Fund" effective September 14, 2000.

SCHRODER U.S. SMALLER COMPANIES FUND

Selected per share data and ratios for an Investor Share outstanding throughout each period:


                                                               FOR THE                                     FOR THE
                                     FOR THE YEAR ENDED         PERIOD          FOR THE YEAR ENDED          PERIOD
                                        OCTOBER 31,              ENDED               MAY 31,                ENDED
                                    --------------------       OCTOBER 31,      --------------------        MAY 31,
                                      2001         2000          1999(A)           1999         1998        1997(F)
                                      ----         ----          -------           ----         ----        -------
 Net Asset Value, Beginning of
  Period                            $ 18.01      $ 12.79      $   12.80         $  14.76      $13.26      $  17.23
                                    -------      -------      ---------         --------      -------      --------
 Investment Operations:(b)
  Net Investment Income
   (Loss)                             (0.13)       (0.08)         (0.03)           (0.09)      (0.06)        (0.02)
  Net Realized and Unrealized
   Gain (Loss) on
   Investments                         0.59         5.30           0.02            (1.84)       2.82          1.88
                                    -------      -------      ---------         --------     -------      ---------
 Total from Investment
  Operations                           0.46         5.22          (0.01)           (1.93)       2.76          1.86
                                    -------      -------      ---------         --------     -------      ---------
 Distributions from:
  Net Investment Income                  --           --             --               --         --             --
  Net Realized Gain on
   Investments                        (3.30)          --             --            (0.03)     (1.26)         (5.83)
                                    -------      -------      ---------         --------     -------      ---------
 Total Distributions                  (3.30)          --             --            (0.03)     (1.26)         (5.83)
                                    -------      -------      ---------         --------     -------      ---------
 Net Asset Value, End of Period     $ 15.17      $ 18.01      $   12.79         $  12.80      $14.76      $   13.26
                                    =======      =======      =========         ========     =======      =========
 Total Return(c)                       3.25%       40.81%         (0.08)%         (13.08)%     21.63%         14.73%
 Ratios and Supplementary
  Data:
 Net Assets at End of Period
  (in thousands)                    $ 28,096     $63,637      $  42,177         $ 47,870     $51,679      $  26,104
 Ratios to Average Net
  Assets:(b)
  Expenses including
   reimbursement/waiver of
   fees                                1.49%        1.18%          1.35%(d)         1.42%     1.37%          1.49%(d)
  Expenses excluding
   reimbursement/waiver of
   fees                                1.83%        1.18%          1.35%(d)         1.45%     1.37%          1.87%(d)
  Net investment income
   (loss) including
   reimbursement/waiver of
   fees                               (0.79)%      (0.55)%        (0.54)%(d)       (0.65)%   (0.51)%        (0.42)%(d)
 Portfolio Turnover Rate(e)             105%         172%            52% (g)         119%       55%            34%(g)




(a) Effective October 31, 1999, the Fund changed its fiscal year end from May 31 to October 31.

(b) From November 1, 1995 to May 31, 1999, the Fund recognized its proportionate share of income, expenses and gains/losses of the underlying portfolio, Schroder U.S. Smaller Companies Portfolio. Commencing June 1, 1999, the income, expenses and gains/losses were directly accrued to the Fund.

(c) Total returns would have been lower had certain expenses not been limited during the periods shown (See Note 3 to Schroder Capital Funds (Delaware)'s financial statements). Total return calculations for a period of less than one year are not annualized.

(d) Annualized.

(e) The portfolio turnover rates for the periods October 31, 1996 through May 31, 1999, represent the turnover of the underlying Portfolio, Schroder U.S. Smaller Companies Portfolio. The rates for subsequent periods represent the turnover of the Fund, which held direct investments in a portfolio of securities.

(f) Effective May 31, 1997, the Fund changed its fiscal year end from October 31 to May 31.

(g) Not annualized.

                               INVESTMENT ADVISER
                Schroder Investment Management North America Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019



               ADMINISTRATOR FOR SCHRODER CAPITAL FUNDS (DELAWARE)
                          Schroder Fund Advisors Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019



                     ADMINISTRATOR FOR SCHRODER SERIES TRUST
             SUB-ADMINISTRATOR FOR SCHRODER CAPITAL FUNDS (DELAWARE)
                      SEI Investments Mutual Funds Services
                             1 Freedom Valley Drive
                            Oaks, Pennsylvania 19456

                                    CUSTODIAN
                               JPMorgan Chase Bank
                                 270 Park Avenue
                               New York, New York



                                   DISTRIBUTOR
                           Schroder Fund Advisors Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019

                     TRANSFER AND DIVIDEND DISBURSING AGENT
                      Boston Financial Data Services, Inc.
                                 66 Brooks Drive
                         Braintree, Massachusetts 02184
                                 (800) 464-3108

                                     COUNSEL
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110



                             INDEPENDENT ACCOUNTANTS
                           PricewaterhouseCoopers LLP
                               Two Commerce Square
                                   Suite 1700
                               2001 Market Street
                        Philadelphia, Pennsylvania 19103

SCHRODER CAPITAL FUNDS (DELAWARE)
SCHRODER SERIES TRUST


Each of Schroder Capital Funds (Delaware) and Schroder Series Trust has a statement of additional information (SAI) and annual and semi-annual reports to shareholders which include additional information about the Funds offered by that Trust. The SAIs and the financial statements included in the Trusts' most recent annual reports to shareholders are incorporated by reference into this Prospectus, which means they are part of this Prospectus for legal purposes. The Trusts' annual reports discuss the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year. You may get free copies of these materials, request other information about a Fund, or make shareholder inquiries by calling (800) 464-3108.



You may review and copy information about each Trust, including its SAI, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1-800-SEC-0330 for information about the operation of the public reference room. You may also access reports and other information about the Trusts on the Commission's Internet site at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request to the following e-mail address: publicinfo@sec.gov or by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102. You may need to refer to Schroder Capital Funds (Delaware)'s or Schroder Series Trust's file numbers under the Investment Company Act, which are 811-1911 and 811-7840, respectively.



SCHRODER CAPITAL FUNDS (DELAWARE)
SCHRODER SERIES TRUST
P.O. Box 8507
Boston, Ma 02266
(800) 464-3108



WS/SF0102P



File No. 811-1911 -- Schroder Capital Funds (Delaware)
File No. 811-7840 -- Schroder Series Trust